Exhibit 21

General DataComm Industries, Inc.
Subsidiaries of the Registrant


                                                                Percentage
                                         State or               of Voting
                                         Jurisdiction of        Securities
Subsidiaries                             Incorporation          Owned
------------                             ---------------        ----------
General DataComm, Inc.                   Delaware               100%
GDC Federal Systems, Inc.                Delaware               100%
DataComm Leasing Corporation             Delaware               100%
DataComm Rental Corporation (1)          Delaware               100%
General DataComm Ltd.                    Canada                 100%
General DataComm Limited                 United Kingdom         100%
General DataComm International
  Corporation                            Delaware               100%
General DataCommunications,
  Industries, B.V. (1)                   Netherlands            100%
GDC Realty, Inc.                         Texas                  100%
GDC Naugatuck, Inc.                      Delaware                (2)
General DataComm Pty. Limited            Australia              100%
General DataComm SARL                    France                 100%
General DataComm de Mexico
 S.A. de C.V.                            Mexico                 100%
General DataComm France SARL             France                 100%
General DataComm Pte Ltd.                Singapore              100%
General DataComm de
  Venezuela, C.A. (1)                    Venezuela              100%
General DataComm Advanced Research
  Centre Limited                         United Kingdom          95% (3)
General DataComm Industries GmbH         Germany                100%
General DataComm CIS                     Russia                 100%
General DataComm China, Ltd.             Delaware                (4)
General DataComm do Brasil Ltda, S.C.    Brazil                 100%
_________________
(1)   Currently inactive.
(2)   Wholly owned by GDC Realty, Inc.
(3)   5% owned by General DataComm International Corporation.
(4)   Wholly owned by General DataComm International Corporation.